UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2008 (April 29, 2008)
COMMUNITY FIRST, INC.

(Exact name of registrant as specified in charter)

Tennessee	0-49966	04-3687717

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South James M. Campbell Blvd. Columbia, TN	38401

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (931) 380-2265
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement
     On April 29, 2008, the shareholders of Community First, Inc., a Tennessee corporation (the “Company”), approved the Community First, Inc. Employee Stock Purchase Plan (the “Plan”) pursuant to which eligible employees of the Company and its bank subsidiary, Community First Bank & Trust, may elect to deduct from his or her compensation, not less than $50.00 and up to 15% of their base pay for each three-month option period ending March 31, June 30, September 30 and December 31. On the last trading day of each three-month period, the amount deducted from each participant’s salary over the course of the three-month option period will be used to purchase shares of the Company’s common stock at a purchase price equal to 95% of the closing market price of the shares of common stock on the last trading day of the three-month period.
     Pursuant to the terms of the Plan, participants are limited in the number of shares that they may purchase in any one option period or during any calendar year such that, subject to adjustments, the maximum number of shares of Company common stock which may be purchased by any participant during one option period shall be shares having a market value of $10,000 (as determined on the last trading day for the three-month option period during which such shares are to be purchased); no participant is allowed to purchase, during any calendar year, stock under the Plan having a market value in excess of $25,000, as determined on the first trading day of any option period; and no shareholder owning 5% or more of the Company’s common stock may participate in the Plan.
     The Company has reserved, and the Company’s shareholders have approved, 100,000 shares of Company common stock for issuance under the Plan. The aggregate number of shares of Company common stock reserved under the Plan and the calculation of the price at which such shares shall be purchased shall be adjusted by the plan administrator (as defined in the Plan) in an equitable and proportionate manner to reflect changes in the capitalization of the Company, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares and change in corporate structure.
     The description of the material terms of the Plan is qualified in its entirety by the full text of the Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 7.01. Regulation FD Disclosure
     The information set forth in Item 8.01 is incorporated by reference to this Item 7.01.
Item 8.01 Other Events
     On April 29, 2008, the Board of Directors of the Company declared a $0.25 per share dividend payable $0.15 in common stock of the Company and $0.10 in cash. The dividend is payable on May 30, 2008 to shareholders of record as of the close of business on May 23, 2008. Shareholders of the Company will be able to reinvest the cash portion of the dividend pursuant to the terms of the Company’s Dividend Reinvestment and Common Stock Purchase Plan.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1	Community First, Inc. Employee Stock Purchase Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FIRST
By:	/s/ Dianne Scroggins
	Name:	Dianne Scroggins
	Title:	Chief Financial Officer

Date: April 30, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Community First, Inc. Employee Stock Purchase Plan